UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2003

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

(1)  On October 9, 2003, Spanish Broadcasting System, Inc. (“SBS”) issued a press release announcing its proposed private offering of $75.0 million of cumulative exchangeable redeemable preferred stock and its proposed entry into senior secured credit facilities consisting of a $125.0 million term loan facility and a $10.0 million revolving credit facility. A copy of the press release is attached to this report as Exhibit 99.1.

(2)  On October 2, 2003, SBS entered into an asset purchase agreement with 3 Point Media-San Francisco, LLC for the sale of certain assets, including the FCC license, of SBS radio station KPTI-FM, serving the San Francisco, California market, for a cash purchase price of $30.0 million. The agreement contains customary representations and warranties and the closing of the sale is subject to the satisfaction of certain customary conditions, including receipt of regulatory approval from the FCC. A copy of the asset purchase agreement is attached to this report as Exhibit 10.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Asset Purchase Agreement dated as of October 2, 2003 between Spanish Broadcasting System, Inc., Spanish Broadcasting System-San Francisco, Inc., KPTI Licensing, Inc. and 3 Point Media-San Francisco, LLC.

99.1	Press Release of Spanish Broadcasting System, Inc. dated October 9, 2003.

Item 9. Regulation FD Disclosure.

     In connection with the proposed financings described in Item 5 above, SBS intends to provide potential investors with the following unaudited pro forma financial information, which has not been previously disclosed.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2002, the six months ended June 30, 2003 and the last twelve months ended June 30, 2003 are based on the historical consolidated financial statements to give effect to the following transactions (and any other adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial data):

•	The closing of the acquisition of radio station KXOL-FM in Los Angeles;

•	The sale of our San Francisco and San Antonio stations;

•	The closing of the senior secured credit facilities; and

•	The closing of the offering of cumulative exchangeable redeemable preferred stock.

     The pro forma last twelve months (LTM) financial information was derived by adding historical financial information for the fiscal year ended December 29, 2002 to the unaudited historical information for the six months ended June 30, 2003, and subtracting unaudited historical financial information for the six months ended June 30, 2002, and giving pro forma effect to the transactions as if they had occurred at the beginning of the period presented.

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2003 has been derived from the historical unaudited balance sheet as of June 30, 2003, to give pro forma effect to the transactions as if they occurred on June 30, 2003. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 2002, the last twelve months ended June 30, 2003 and the six months ended June 30, 2003 give pro forma effect to the transactions as if they occurred at the beginning of the period presented. The pro forma financial condensed consolidated statements of operations exclude historical discontinued operations and cumulative effect of a change in accounting principle, which were recorded in the historical consolidated financial statements.

     The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase and sales price of stations, the new debt structure and to adjust amounts related to acquired intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable deferred financing cost, changes in depreciation and amortization expense resulting from adjustments to property and equipment, interest expense, elimination of non-cash programming expense for warrants related to the KXOL acquisition, and the income tax effect related to the pro forma adjustments.

     The pro forma adjustments and allocation of the KXOL purchase price are preliminary and are based on management’s estimate of the fair value of the assets to be acquired. The final purchase price allocation will be completed after asset valuations are finalized. This final valuation will be based on the actual intangible assets that exist as of the date of the completion of the transactions. Any final adjustments may change the allocations of the purchase price which could affect the fair value assigned to the assets and could result in a change to the unaudited pro forma condensed consolidated financial data. In addition, the impact of the timing of the completion of the transactions and other changes in intangible assets prior to completion of the transactions could cause material differences in the information presented.

     The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, the historical consolidated financial statements including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed financial data, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of our future consolidated financial position or results of operations.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

		Pro Forma Adjustments

				Pro Forma
				Condensed
	Historical As of June 30, 2003	Financing and Acquisition (a)	Station Sales (b)	Combined As of June 30, 2003

		($ in thousands)
Assets
Current assets:
Cash and cash equivalents	$31,681	$2,000	$25,500	$59,181
Net receivables	26,840	—	—	26,840
Other current assets	2,696	—	—	2,696

Total current assets	61,217	2,000	25,500	88,717
Property and equipment, net	25,944	500	(881)	25,563
Intangible assets	539,149	191,000	(26,276)	703,873
Deferred financing costs, net	8,118	3,396	—	11,514
Other assets	1,305	—	—	1,305

Total assets	$635,733	$196,896	$(1,657)	$830,972

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$217	$—	$—	$217
Accounts payable and accrued expenses	16,310	—	—	16,310
Accrued interest	5,403	—	—	5,403
Deferred commitment fee	230	—	—	230

Total current liabilities	22,160	—	—	22,160
9 5/8% senior subordinated notes, net	324,683	—	—	324,683
Other long-term debt, less current portion	3,837	—	—	3,837
Senior secured credit facilities		125,000	(25,500)	99,500
Deferred income taxes	56,018	—	(1,093)	54,925
Series A preferred stock	—	75,000	—	75,000
Stockholders’ equity:
Class A common stock	3	—	—	3
Class B common stock	3	—	—	3
Additional paid-in capital	446,216	(3,104)	—	443,112
Accumulated deficit	(217,187)	—	24,936	(192,251)

Total stockholders’ equity	229,035	(3,104)	24,936	250,867

Total liabilities and stockholders’ equity	$635,733	$196,896	$(1,657)	$830,972

(a)	Represents estimated sources of funds and the use of funds from the new senior secured credit facilities and the offering of the Series A preferred stock as if they had occurred on June 30, 2003, as follows (in thousands):

PIK preferred stock	$75,000
New senior secured credit facilities	125,000

Sources of Funds	200,000

Intangible assets (KXOL-FM FCC license)	189,500
Intangible assets (KXOL-FM brokerage fee)	1,500
Property and equipment (KXOL-FM equipment)	500
Deferred financing fees	3,396
Additional paid in capital (cost of issuing preferred stock)	3,104
Excess cash	2,000

Use of Funds	$200,000

(b)	Represents estimated proceeds, uses of proceeds and the book gain from the sale of our San Antonio and San Francisco radio stations as if they had occurred on June 30, 2003, as follows (in thousands):

Proceeds and usage from sale of stations
Sales price of stations	$54,400
Repayment of senior secured credit facilities	25,500
Brokerage fees and others	500
Estimated cash income taxes to be paid	2,900

Net cash proceeds from sale of stations	$25,500

Estimated book value of assets sold and book gain realized
Intangible assets (FCC licenses and goodwill)	$26,276

Property and equipment	$881

Accumulated deficit (book gain on sale, net of book taxes)	$24,936

Deferred income taxes liability	$(1,093)

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

		Pro Forma Adjustments

	Historical Fiscal Year Ended December 29, 2002	Financing and Acquisition		Station Sales (d)		Pro Forma Condensed Combined Fiscal Year Ended December 29, 2002

		($ in thousands, except share data)
Gross revenue	$159,548	$—		$(5,076)		$154,472
Less agency commissions	19,303	—		(519)		18,784

Net revenue	140,245	—		(4,557)		135,688

Operating expenses:
Engineering	3,793	—		(242)		3,551
Programming	20,714	—		(805)		19,909
Non-cash programming	—	—		—		—
Selling	42,157	—		(1,476)		40,681
General and administrative	14,616	—		(978)		13,638
Corporate expenses	13,546	—		—		13,546
Depreciation and amortization	3,005	50	(b)	(134)		2,921

Total operating expenses	97,831	50		(3,635)		94,246

Operating income from continuing operations	42,414	(50)		(922)		41,442
Other (income) expenses:
Interest expense, net	34,118	5,416	(c)	28		39,562
Other, net	720	—		—		720
Income (loss) from continuing operations before income taxes, discontinued operations and cumulative effect of a change in accounting principle	7,576	(5,466)		(950)		1,160
Income tax expense (benefit)	53,863	6,933	(e)	(769	)(e)	60,027

Loss from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	$(46,287)	$(12,399)		$(181)		$(58,867)

Loss per common share before discontinued operations and cumulative effect of a change in accounting principle:
Basic and diluted	$(0.72)	$(0.32	)(f)	$—		$(1.04)

Weighted-average common shares outstanding:
Basic and diluted	64,670	64,670		64,670		64,670

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

		Pro Forma Adjustments

	Historical Six Months Ended June 30, 2003	Financing and Acquisition		Station Sales (d)	Pro Forma Condensed Combined Six Months Ended June 30, 2003

		($ in thousands, except share data)
Gross revenue	$76,774	$—		$(2,677)	$74,097
Less agency commissions	9,958	—		(318)	9,640

Net revenue	66,816	—		(2,359)	64,457

Operating expenses:
Engineering	1,991	—		(143)	1,848
Programming	10,411	—		(467)	9,944
Non-cash programming	1,622	(1,622	)(a)	—	—
Selling	18,815	—		(944)	17,871
General and administrative	7,932	—		(592)	7,340
Corporate expenses	9,181	—		—	9,181
Depreciation and amortization	1,535	25	(b)	(70)	1,490

Total operating expenses	51,487	(1,597)		(2,216)	47,674

Operating income from continuing operations	15,329	1,597		(143)	16,783
Other (income) expenses:
Interest expense, net	17,424	2,708	(c)	4	20,136
Other, net	(223)	—		—	(223)

Loss from continuing operations before income taxes	(1,872)	(1,111)		(147)	(3,130)
Income tax expense (benefit)	(1,860)	(12,073	)(e)	161 (e)	(13,772)

(Loss) income from continuing operations	$(12)	$10,962		$(308)	$10,642

(Loss) income per common share:
Basic and diluted	$—	$0.10	(f)	$—	$0.10

Weighted-average common shares outstanding:
Basic	64,682	64,682		64,682	64,682

Diluted	64,682	64,773		64,682	64,773

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

		Pro Forma Adjustments				Pro Forma Condensed
	Historical LTM					Combined
	for the period					LTM for the
	ended	Financing and				period ended
	June 30, 2003	Acquisition		Station Sales (d)		June 30, 2003

		($ in thousands, except share data)

Gross revenue	$159,177	$—		$(5,303)		$153,874
Less agency commissions	20,402	—		(593)		19,809

Net revenue	138,775	—		(4,710)		134,065

Operating expenses:
Engineering	3,924			(276)		3,648
Programming	20,997			(890)		20,107
Non-cash programming	1,622	(1,622	)(a)			—
Selling	38,314			(1,827)		36,487
General and administrative	15,570			(1,141)		14,429
Corporate expenses	16,777	—		—		16,777
Depreciation and amortization	3,088	50	(b)	(139)		2,999

Total operating expenses	100,292	(1,572)		(4,273)		94,447

Operating income from continuing operations	38,483	1,572		(437)		39,618
Other (income) expenses:
Interest expense, net	34,354	5,416	(c)	20		39,790
Other, net	763	—		—		763

Loss from continuing operations before income taxes and discontinued operations	3,366	(3,844)		(457)		(935)
Income tax expense (benefit)	7,348	10,287	(e)	(769	)(e)	16,866

Loss from continuing operations before discontinued operations	$(3,982)	$(14,131)		$312		$(17,801)

Loss per common share before discontinued operations:
Basic and diluted	$(0.06)	$(0.35	)(f)	$—		$(0.41)

Weighted-average common shares outstanding:
Basic and diluted	64,678	64,678		64,678		64,678

(a)	Represents the elimination of the non-cash programming expense related to the warrants issued pursuant to the amended KXOL-FM asset purchase agreement.

(b)	Represents adjustments for the increase of property and equipment depreciation associated with acquired assets in connection with the acquisition of KXOL-FM.

(c)	Represents interest expense adjustment of $5.4 million, $2.7 million and $5.4 million for the fiscal year ended December 29, 2002, the six months ended June 30, 2003 and the twelve months ended June 30, 2003, respectively, resulting from the aggregate impact of the increase in interest expense attributable to (i) the new senior secured credit facilities and (ii) the related amortization of deferred financing costs.

(d)	Represents the elimination of results of operating income from continuing operations of the San Antonio and San Francisco radio stations.

(e)	Represents income tax effect of adjustments.

(f)	The calculation of net (loss) income per common share includes the pro forma effect of dividends on the preferred stock of $8.3 million, $4.1 million and $8.3 million for the fiscal year ended December 29, 2002, the six months ended June 30, 2003 and the twelve months ended June 30, 2003, respectively.

     We are furnishing the information contained in this Item 9 pursuant to Regulation FD, promulgated by the Securities and Exchange Commission (“SEC”). This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD or that the information includes material investor information that is not otherwise publicly available.

     The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

October 9, 2003	By: /s/ Joseph A. Garcia

Joseph A. Garcia Chief Financial Officer Executive Vice President and Secretary